Exhibit 10.2

FORM OF SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 17, 2025, by and between Stereotaxis, Inc., a Delaware corporation (the “Company”), and each of the investors executing the signature pages attached hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement (as defined below) relating to the offer and sale from time to time of the Company’s securities, including shares of its Common Stock, $0.001 par value (“Common Stock”);

WHEREAS, the Company is offering for sale the Offered Shares (as defined below) to the Investors pursuant to the Registration Statement and Prospectus (including the accompanying prospectus supplement registering the Offered Shares); and

WHEREAS, the Investors desire to purchase from the Company the Offered Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms have the meanings indicated:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Placement Agent” shall mean Lake Street Capital Markets, LLC.

“Prospectus” shall mean, collectively, (i) the base prospectus forming a part of the Registration Statement (as defined below) and (ii) one or more prospectus supplement(s) relating to the Offered Shares in the form filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), as the same may be further amended or supplemented prior to the execution of this Agreement, and which shall include all information and documents incorporated by reference therein.

“Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-272102), including the base prospectus contained therein, which was declared effective by the Commission on June 6, 2023, relating to the offer and sale of certain of the securities specified therein, including shares of Common Stock. References herein to the term “Registration Statement” as of any date shall mean such effective registration statement, as amended or supplemented to such date, including all information and documents incorporated by reference therein.

2. Purchase of Common Stock.

(a) Initial Closing. Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to each Investor pursuant to the Prospectus, and each Investor agrees severally, but not jointly, that it will purchase from the Company, on the Initial Closing Date (as defined below) the corresponding number of Offered Shares set forth on Schedule I attached hereto (the “Initial Shares”). The aggregate purchase price for the Offered Shares (the “Aggregate Initial Purchase Price”) and the purchase price per Initial Share are set forth on Schedule I hereto. The closing of the purchase and sale of the Initial Shares (the “Initial Closing”) shall take place at the offices of Bryan Cave Leighton Paisner LLP located at One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri at 10:00 A.M. on the date hereof or on such later date, time, or location, or such other location (including by taking place remotely by electronic transfer of the Closing documentation) as the parties may agree upon (the “Initial Closing Date”).

(b) Additional Closing. The Company and the Investor set forth on Schedule II (the “Additional Closing Investor”) mutually agree that there shall be an additional closing (the “Additional Closing”, and together with the Initial Closing, each a “Closing”) of the purchase and sale of the corresponding number of Offered Shares set forth on Schedule II attached hereto (the “Additional Shares”, and together with the Initial Shares, the “Offered Shares”) on November 25, 2025 or on such earlier date and time as the parties may mutually agree (the “Additional Closing Date”, and together with the Initial Closing Date, each a “Closing Date”). Subject and pursuant to the terms and conditions set forth herein, the Company agrees that it shall issue and sell to solely to such Additional Closing Investor (and to no other Investor) pursuant to the Prospectus, and such Additional Closing Investor agrees that it shall purchase from the Company, such Additional Shares on the Additional Closing Date. The aggregate purchase price for the Additional Shares (the “Aggregate Additional Purchase Price”, and together with the Aggregate Initial Purchase Price, the “Aggregate Purchase Price”) and the purchase price per Additional Share are set forth on Schedule II hereto. The Additional Closing shall take place at the offices of Bryan Cave Leighton Paisner LLP located at One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri (or such other location (including by taking place remotely by electronic transfer of the Closing documentation) as the parties may agree upon) at 10:00 A.M. on the Additional Closing Date. For purposes of clarity, there shall be no additional conditions relating to such Additional Closing other than those conditions of the Company set forth in Section 4(a) and those conditions such Additional Closing Investor as set forth in Section 4(b)(1)-(4) and (7) hereof.

2

3. Deliveries at Closings.

(a) At each Closing, each Investor’s applicable Aggregate Purchase Price, as set forth in Schedule I or Schedule II, as applicable, shall made available for “Delivery Versus Payment” (“DVP”) settlement with the Company or its designee. The Company shall deliver to each Investor its respective and applicable Offered Shares, as set forth in Schedule I or Schedule II, as applicable, upon satisfaction of the covenants and conditions set forth in this Agreement. Unless otherwise directed by the Placement Agent, settlement of the Offered Shares shall occur as follows: (i) for those Investors electing DVP on the applicable Closing Date, the Placement Agent (or its clearing firm) shall make payment therefor by wire transfer of immediately available funds to an account designated in writing by the Company separately, and upon receipt of the applicable proceeds by the Company, the Company shall issue the Offered Shares registered in the Investors’ names and addresses and released by Broadridge Corporate Issuer Solutions, Inc. (the “Transfer Agent”) directly to the account(s) at the Placement Agent identified by each Investor (and upon receipt of such Offered Shares, the Placement Agent shall promptly electronically deliver such Offered Shares to the applicable Investor, and (ii) for those Investors electing “Company Escrow Settlement”, at least one Business Day prior to the applicable Closing Date, the applicable Investor shall make payment therefor by wire transfer of immediately available funds to an account designated in writing by the Company separately, and on the applicable Closing Date the Company shall deliver the Offered Shares registered in the name of the applicable Investor through the Transfer Agent via Direct Registration System (DRS) book-entry procedure or, if elected by such Investor, otherwise via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) for the account of the applicable Investor. Prior to each Closing, each Investor shall indicate in writing to the Company and the Placement agent whether they are settling their respective Offered Shares via “DVP” or the “Company Escrow Settlement”.

4. Closing Conditions.

(a) The obligations of the Company hereunder at each Closing are subject to the following conditions being met:

(1) the accuracy in all material respects as of the date hereof and as of each Closing Date of the representations and warranties by the Investors contained herein;

(2) the delivery by the Investors of the Aggregate Initial Purchase Price or the Aggregate Additional Purchase Price, as the case may be, to the Company in immediately available funds pursuant to Section 3(a); and

(3) the Initial Shares and the Additional Shares shall have been approved for listing on the NYSE American stock exchange prior to the Initial Closing or the Additional Closing, as the case may be, subject only to notice of issuance at or prior to the time of purchase.

(b) The obligations of the Investors hereunder at each Closing are subject to the material performance by the Company of its obligations hereunder and to the following conditions being met in all material respects:

(1) the accuracy in all material respects as of the date hereof and as of each Closing Date of the representations and warranties by the Company contained herein;

3

(2) the delivery by the Company to the Transfer Agent and the Investors of the duly executed irrevocable instructions relating to the Initial Shares or the Additional Shares, as the case may be;

(3) the delivery by the Company to the Investors of the Prospectus;

(4) the Initial Shares or the Additional Shares, as the case may be, shall have been approved for listing on the NYSE American stock exchange, subject only to notice of issuance at or prior to the time of purchase;

(5) the delivery by the Company to the Placement Agent and Investors of a certificate of the Chief Financial Officer of the Company, dated as of the Initial Closing Date, with respect to the accuracy of certain information contained in the Registration Statement and the Prospectus, in a form reasonably acceptable to the Placement Agent, and such additional certificates and documents as the Placement Agent or any Investor may reasonably request;

(6) the delivery of an opinion letter of Bryan Cave Leighton Paisner LLP, counsel to the Company, dated as of the Initial Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent; and

(7) the Common Stock shall be registered under the Exchange Act (as defined below) and shall be listed on the NYSE American stock exchange, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NYSE American stock exchange, nor shall the Company have received any information suggesting that the Commission or the NYSE American stock exchange is contemplating terminating such registration or listing.

5. Representations, Warranties, Covenants and Agreements.

(a) Investor Representations, Warranties and Covenants. Each of the Investors represents and warrants as to itself to the Company that as of the date hereof and as of each Closing Date:

(1) (i) Investor has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(2) Investor has received copies of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and amendments thereto, and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Registration Statement and the Prospectus, and Investor has not relied on any such other information or representations in making a decision to purchase the Offered Shares. Investor, in connection with its decision to purchase Offered Shares, relied only upon the Registration Statement, the Prospectus and the representations and warranties of the Company contained herein.

4

(3) Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investigation of the accuracy of the information contained or incorporated by reference in the Registration Statement and the Prospectus and its investment decision, Investor has not relied on any representation or information not set forth in this Agreement, the Registration Statement or the Prospectus.

(4) Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Offered Shares, or possession or distribution of offering materials in connection with the issue of the Offered Shares in any jurisdiction outside the United States where action for that purpose is required.

(5) Investor understands that nothing in this Agreement or any other materials presented to Investor in connection with the purchase and sale of the Offered Shares constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Offered Shares.

(6) Investor hereby acknowledges, agrees and understands that the Offered Shares may be issued in more than one Closing and that only the Investor(s) listed on Schedule II shall be entitled to participate in an Additional Closing and purchase Additional Shares. Each Investor listed on Schedule I who is not listed on Schedule II hereby expressly and irrevocably waives any and all claims and/or demands to (and agrees that such Investor shall not assert any right to) participate in any Additional Closing or purchase any Additional Shares.

(b) Company Representations, Warranties and Covenants. The Company represents and warrants to the Investors that as of the date hereof and as of each Closing Date:

(1) The Company has been duly incorporated and has a valid existence and the authorization to transact business as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

(2) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5

(3) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Offered Shares and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement.

(4) Capitalization. The authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, of which, as of June 30, 2025, 86,000,849 shares are issued and outstanding, 23,817,256 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and stock purchase plans, including 19,751,965 shares issuable pursuant to outstanding awards under such plans, and 51,952,217 shares are issuable and reserved for issuance pursuant to securities issued or to be issued (other than the Offered Shares, and other than pursuant to the Company’s stock option, restricted stock and stock purchase plans) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 10,000,000 shares of preferred stock, $0.001 par value, of which 24,000 shares are designated as Series A Convertible Preferred Stock, of which, as of June 30, 2025, 21,233 shares are issued and outstanding. All of such outstanding or issuable shares of the Company have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. (A) No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or legally binding commitments relating to the issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries are legally bound to issue additional shares of capital stock of the Company or any of its subsidiaries, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (D) there are no outstanding securities or instruments of the Company or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company and no other stockholder or similar agreement to which the Company or any of its subsidiaries is a party; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Shares; and (F) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement, except with respect to ((B), (C), (D) and (F), as disclosed in its public filings with the Commission.

6

(5) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE American stock exchange) having jurisdiction over the Company, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Offered Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) the registration of the offer and sale of the Offered Shares under the Securities Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Shares are being offered, (iii) any listing applications and related consents or any notices required by the NYSE American stock exchange in the ordinary course of the offering, issuance and sale of the Offered Shares, (iv) filings with the Commission pursuant to Rule 424(b) under the Securities Act and (v) filings with the Commission on Form 8-K under the Exchange Act with respect to this Agreement and the Exhibit 5 opinion relating to the Offered Shares;

(6) The Offered Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the Offered Shares will be validly issued, fully paid and nonassessable, and will conform to the description of the Common Stock contained in the Prospectus.

(7) The Company meets the requirements for the use of Form S-3 under the Securities Act for the primary issuance of securities. The Registration Statement has been declared effective by the Commission and at the time it became effective, and as of the date hereof and the Closing Date, the Registration Statement complied and complies with Rule 415 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement complied, on the date of the Prospectus, the Prospectus will comply, and at each Closing Date, the Registration Statement and the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder; on the effective date of the Registration Statement, the Registration Statement did not, on the date of the Prospectus, the Prospectus will not, and at each Closing Date, to the Company’s knowledge, the Registration Statement and the Prospectus, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading; and when filed with the Commission, the documents incorporated by reference in the Registration Statement and the Prospectus, complied or will comply in all material respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder. As used in this Agreement, the “Company’s knowledge” and similar language means, unless otherwise specified, the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company, including David L. Fischel and Kimberly Peery, and the knowledge any such person would be expected to have after reasonable due diligence inquiry.

7

(8) The Company has not, directly or indirectly, offered or sold the Offered Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offered Shares, in each case other than the Registration Statement and the Prospectus. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(9) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon the exercise of stock options and vesting of restricted stock units described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, any public filings with the Commission prior to the date hereof), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse effect, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i), (ii), and (iii) above as otherwise disclosed in the Company’s public filings with the Commission prior to the date hereof.

8

(10) Intellectual Property Rights.

(a) The Company and each of its subsidiaries own or possess adequate rights or licenses to use all Intellectual Property (as defined below) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its subsidiaries’ Intellectual Property has expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, in either case that are necessary or material to the conduct of the Company’s business as now conducted and as presently proposed to be conducted (and, as to such rights that are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, that the Company has plans to renew, replace or otherwise address, if and to the extent material). The Company has no knowledge of any infringement by the Company or any of its subsidiaries of Intellectual Property of others (including as a result of the manufacture, use, provision, sale, or other exploitation of any products or services of the Company or any of its subsidiaries). There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its subsidiaries, being threatened against the Company or any of its subsidiaries with respect to or relating to their Intellectual Property. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property and of all trade secrets and other confidential information of any third party in the possession of the Company or its subsidiaries. There are no current exclusive rights or licenses granted to any third party with respect to the Intellectual Property of the Company or its subsidiaries. The Company and its subsidiaries have not disclosed (and are not under any obligation to disclose) any source code to any proprietary software owned by the Company or its subsidiaries to any third party except for APIs or integration software that was developed with third parties and intended to be used collaboratively.

(b) The software, hardware, networks, communications devices and facilities, and other technology and related services used by the Company and/or any of its subsidiaries (collectively, the “Systems”) are reasonably sufficient for the operation of their respective businesses as currently conducted and for the reasonably anticipated needs of such businesses. The Company and its subsidiaries have arranged for disaster recovery and back-up services sufficient to comply with any and all applicable Laws and adequate to meet its needs in the event the performance of any of the Systems or any material component thereof is temporarily or permanently impeded or degraded due to any natural disaster or other event outside the reasonable control of the Company or its subsidiaries, as applicable. The Company and its subsidiaries have established and maintain industry standard measures to ensure that the Systems, and all software, information and data residing on its Systems or otherwise owned by, licensed, used or distributed by the Company or any of its subsidiaries, are free of any computer virus, Trojan horse, worm, time bomb, or similar code designed to disable, damage, degrade or disrupt the operation of, permit unauthorized access to, erase, destroy or modify any software, hardware, network or other technology (“Malicious Code”). Since December 31, 2014, no Malicious Code or error or defect has caused a material disruption, degradation or failure of any of the Systems or of the conduct of the businesses of the Company or any of its subsidiaries or given rise to any material liability to the Company or its subsidiaries, and, to the Company’s knowledge, there has been no material unauthorized intrusion or breach of the security of any of the Systems.

9

(c) For purposes of this Agreement, the term “Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) inventions (whether or not patentable, and whether or not reduced to practice), all improvements thereto, and all patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (b) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with all goodwill connected with the use of and symbolized by, and all registrations, registration applications and renewals in respect of, any of the foregoing; (c) Internet domain names, whether or not trademarks or service marks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (d) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and moral rights, and all registrations, applications for registration and renewals with respect thereto; (e) trade secrets, discoveries, business and technical information, know-how, methodologies, strategies, processes, databases, data collections and other confidential and/or proprietary information and all rights therein; (f) software and firmware, including data files, source code, object code, application programming interfaces, routines, algorithms, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) semiconductor chips and mask works; (h) other intellectual property rights; and (i) copies and tangible embodiments (in whatever form or medium) of the foregoing. For purposes of this Agreement, “Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank, domain name registrar or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of its subsidiaries, or any of their respective properties, assets or undertakings.

10

(d) The Company and its subsidiaries are, and during the past two (2) years have been, in compliance, in all material respects, with (i) all Privacy and Information Security Requirements, (ii) their Privacy Notices, and (iii) all contracts relating to the Processing of Personal Information. The Company and its subsidiaries have reasonable safeguards in place designed to protect Personal Information and other confidential data in its possession or under its control against loss, theft, or unauthorized disclosure, and requires the same of all vendors that Process Personal Information on its behalf. There have been no material breaches involving Personal Information in the possession or control of the Company or any of its subsidiaries, and to the Company’s knowledge there has been no unauthorized or illegal use of or access to any Personal Information in the past four (4) years. Neither the Company nor any of its subsidiaries have notified, nor to the Company’s knowledge been required to notify, any Person of any information security breach involving Personal Information. Neither the Company, nor any Subsidiary, has received any notice, allegation, complaint or other communication, and there is no pending investigation by any Governmental Authority or payment card association, regarding any actual or possible violation of any Privacy and Information Security Requirements by or with respect to the Company or any of its subsidiaries, in either case that would or would reasonably expected to result, individually or in the aggregate, in a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company and/or any of its subsidiaries have provided all requisite notices and obtained all required consents, and satisfied all other requirements in all material respects (including but not limited to notification to Governmental Authorities), necessary for the Company and/or any of its subsidiaries’ Processing (including international and onward transfer) of all Personal Information in connection with the conduct of the business as currently conducted. For purposes hereof, “Personal Information” means, in addition to any definition for any similar term (e.g., “personally identifiable information” or “PII”) provided by applicable law, all information that identifies an individual or, in combination with any other information or data, is capable of identifying or locating an individual; Personal Information includes “Protected Health Information,” as defined by the Health Insurance Portability and Accountability Act of 1986 (Pub. L. No. 104-191), as amended and the rules and regulations issued thereunder (“HIPAA”); “Privacy and Information Security Requirements” means (i) all Laws relating to the Processing of Personal Information, data privacy or information security, including HIPAA, and the payment card information data security standards; “Privacy Notices” means any internal and external notices, policies, disclosures, or public representations by the Company or any of its subsidiaries with respect to the Processing of Personal Information or privacy practices; “Process” or “Processing” means the collection, use, storage, processing, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

(11) The Company acknowledges and agrees that each Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that neither Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Investor or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors’ purchase of the Offered Shares. The Company further represents to the Investors that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives and advisors.

11

6. Covenants.

(a) Filing of Form 8-K or Press Release. The Company and each of the Investors agree that the Company shall, prior to the opening of the financial markets in New York City on the business day on the date hereof issue a press release and/or file a Current Report on Form 8-K with the Commission announcing the transactions contemplated hereby and disclosing all material information regarding the transactions contemplated hereby and all other material non-public information (if any) disclosed to the Investors. The Company shall provide the Placement Agent and each of the Investors reasonable advance notice and opportunity to review copies of any press release, Form 8-K or other communication to be issued by the Company relating to the Offered Shares, provided that the Company shall retain final discretion over the content of such communications. The Company agrees that immediately following its issuance of such press release, filing of Form 8-K or public release of any such other communication, the Investors will not be in possession of material non-public information with respect to the Company.

(b) Listing. The Company shall promptly submit a listing application to, and will use commercially reasonable efforts to effect the listing of all of the Initial Shares prior to Initial Closing, and the Additional Shares prior to the Additional Closing (as the case may be), on, the NYSE American stock exchange (subject to official notice of issuance), and shall use commercially reasonable maintain such listing, so long as any other shares of Common Stock shall be so listed.

(c) Transfer Agent. The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(d) Non-Public Information. Except with respect to the material terms and conditions of this Agreement and all other agreements and related transaction documents with respect to the offering of the Offered Shares, which shall be disclosed pursuant to Section 6(a), the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to an Investor without such Investor’s consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law. To the extent that any notice provided pursuant to this Agreement and all other agreements and related transaction documents with respect to the offering of the Offered Shares constitutes, or contains, material non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Report on Form 8-K. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

7. Miscellaneous.

(a) Fees and Expenses. The Company shall pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to Investors (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Offered Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Offered Shares to the Investors, (iii) the listing of the Offered Shares on the NYSE American stock exchange, (iv) the fees and expenses of the Transfer Agent relating to the issuance of the Offered Shares, (v) the costs and expenses of qualifying the Offered Shares for inclusion in the book-entry settlement system of the DTC, and (vi) the performance of the Company’s other obligations hereunder.

12

(b) Binding Agreement; Assignment. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement. The Investors may not assign any of their rights or obligations hereunder to any other Person without the prior written consent of the Company.

(c) Entire Agreement. This Agreement, including Schedule I hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, supersede all prior agreements and understandings, oral or written, with respect to such matters and may be amended only by written execution by each of the parties hereto. Upon execution by the Company and the Investors, this Agreement shall be binding on each of the parties hereto.

(d) No Third-Party Beneficiaries. The Placement Agent shall be a third-party beneficiary of the representations and warranties of the Company in Section 5(b) and the representations and warranties of the Investors in Section 5(a). This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 7(d).

(e) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute any or all of the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its respective rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. For purposes of this Section 7(e), “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened. The Company has elected to provide all Investors with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by any of the Investors. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and each Investor, solely, and not between the Company and the Investors collectively, and not between and among the Investors.

13

(f) Absence of DPA Triggering Rights. It is the intent of the Company and the Investors that the Investors shall not obtain any DPA Triggering Rights (as defined below) in the Company. Notwithstanding any provision of this Agreement or other related agreements (collectively, the “Transaction Agreements”) to the contrary, the Company shall not provide, nor shall any Investor seek to obtain, any of the following rights in the Company: (i) “Control” (as defined in the Defense Production Act of 1950, as amended, and all implementing regulations thereof including 31 C.F.R. § 800 et seq. (the “DPA”)) of the Company; (ii) access to any “material non-public technical information” (as defined in the DPA) in the possession of the Company; (iii) membership or observer rights on the Board of Directors of the Company (the “Board”) or equivalent governing body of the Company or the right to nominate an individual to a position on the Board or equivalent governing body of the Company; or (iv) any involvement, other than through the voting of shares, in substantive decision-making of the Company regarding (a) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (b) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (c) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA) (collectively (i) – (iv) being the “DPA Triggering Rights”). To the extent any term in the Transaction Agreements purports to grant any such right to any Investor, that term shall be of no effect.

(g) Governing Law; Waiver of Right to Jury Trial. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

(h) Titles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of a the Company and Investors representing a majority of the Offered Shares to be purchased hereunder, provided that any such amendment or waiver that materially and disproportionately adversely affects any Investor(s) compared to other Investors shall require the consent of such adversely affected Investor(s).

(j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the parties shall negotiate in good faith to replace such provision with a valid and enforceable provision that implements the original intent of the parties to the greatest extent possible, and the balance of the Agreement shall remain in full force and effect in accordance with its terms.

14

(k) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt (or refusal of receipt), when delivered personally or by a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

if to the Company, to:

Stereotaxis, Inc.

710 North Tucker Boulevard

Suite 110

St. Louis, Missouri 63101

Attn: Chief Financial Officer

with a copy mailed to:

Bryan Cave Leighton Paisner LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

Attn: Robert J. Endicott

or to such other Person at such other place as the Company shall designate to the Investors in writing; and if to the Investors, at the address as set forth on the signature page of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

(l) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile, “pdf” transmission signatures, or other electronic signatures compliant with the U.S. Electronic Signatures in Global and National Commerce Act (E-SIGN Act) shall be effective as original signatures.

To the extent this Agreement is translated into another language, such transaction shall be for convenience only and shall not be binding. In the event of any inconsistency or discrepancy between the English language version of this Agreement and any translation thereof, the English language version shall prevail and be deemed the authoritative version.

15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Stereotaxis, Inc.

By:
Name:	David L. Fischel
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR EACH INVESTOR FOLLOWS]

16

IN WITNESS WHEREOF, this Investor has executed this Agreement as of the date first above written.

[INVESTOR NAME]:

By:
Name:
Title:

Address:

Attn:

Initial Offering Settlement

☐ Check this box if you desire to settle your Initial Shares via “Company Escrow Settlement”.

☐ Check this box if you desire to settle your Initial Shares via “DVP”.

If Company Escrow Settlement is selected and your desire for your Initial Shares to be delivered via DWAC, input Investor DTC Account Information here: _________________

Additional Offering Settlement (if applicable)

☐ Check this box if you desire to settle your Additional Shares via “Company Escrow Settlement”.

☐ Check this box if you desire to settle your Additional Shares via “DVP”.

If Company Escrow Settlement is selected and you desire for the Additional Shares to be delivered via DWAC, input Investor DTC Account Information here: _________________

with a copy (which shall not constitute notice) mailed to:

Attn:

17

Schedule I

Initial Closing

Investor Name	Number of Shares Purchased	Price Per Share	Aggregate Purchase Price

Total

Schedule II

Additional Closing

Investor Name	Number of Shares Purchased	Price Per Share	Aggregate Purchase Price

Total

18